EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated December 10, 2002 except for Note 16, as to which the date is December 20, 2002, with respect to the financial statements of Martek Biosciences Corporation included in the Annual Report (Form 10-K) for the year ended October 31, 2002, incorporated by reference in this Current Report on Form 8-K/A Amendment No. 2, in the following Registration Statements:

Registration Statement Number 33-79222 on Form S-8, dated May 23, 1994

Registration Statement Number 33-93580 and related Prospectus on Form S-3, dated June 16, 1995

Registration Statement Number 333-27671 on Form S-8, dated May 22, 1997

Registration Statement Number 333-46949 on Form S-8, dated February 26, 1998

Registration Statement Number 333-84317 on Form S-8, dated August 2, 1999

Registration Statement Number 333-34460 and related Prospectus on Form S-3, dated November 13, 2000

Registration Statement Number 333-52298 on Form S-8, dated December 20, 2000

Registration Statement Number 333-57176 and related Prospectus on Form S-3, dated March 28, 2001

Registration Statement Number 333-74092 on Form S-8, dated November 28, 2001

Registration Statement Number 333-76750 and related Prospectus on Form S-3, dated January 15, 2002

Registration Statement Number 333-85856 on Form S-8, dated April 8, 2002

Registration Statement Number 333-87016 on Form S-8, dated April 26, 2002

Registration Statement Number 333-87934 and related Prospectus on Form S-3, dated May 20, 2002

/s/ Ernst & Young LLP

McLean, Virginia
April 1, 2003